Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form F-1of our report dated May 9, 2022, except for the effects on the financial statements of the restatement described in Note 2, as to which the date is September 30, 2022, relating to the financial statements of T20 Holdings Ltd. as of December 31, 2021 and 2020 and to all references to our firm included in such Registration Statement, including under “Experts”.

Certified Public Accountants
Lakewood, CO
October 3, 2022